AGREEMENT AND GENERAL RELEASE

     This Agreement and General Release (hereinafter "AGREEMENT") is entered into this 24th day of June, 1999, in the County of Maricopa, State of Arizona, among MicroAge, Inc., a Delaware corporation ("MICROAGE"), Pinacor, Inc., a Delaware corporation ("PINACOR"), and Robert G. O'Malley ("EXECUTIVE").

                                    RECITALS

     WHEREAS, Executive is currently serving as the Chief Executive Officer of Pinacor, Inc.;

     WHEREFORE, the parties have agreed that it is in their respective best interests to amicably resolve all matters relative to Executive's employment with Pinacor and separation therefrom pursuant to the following terms and conditions:

                                       I.

     Pinacor covenants and agrees to provide Executive with the severance benefits specified in paragraphs 1-10 on EXHIBIT A attached hereto (the "SEVERANCE BENEFITS") and the additional benefits specified in paragraphs 11 - 14 on EXHIBIT A attached hereto (the "ADDITIONAL BENEFITS"). Executive covenants and agrees to execute the resignation letter attached hereto as EXHIBIT B resigning from his position as a Director and Chief Executive Officer of the companies listed on such exhibit. The parties acknowledge and agree that the Severance Benefits provided to Executive as set forth on EXHIBIT A are provided pursuant to the Employment Agreement, dated as of January 4, 1999, by and between Pinacor, Inc. and Robert G. O'Malley (the "EMPLOYMENT AGREEMENT"). The parties agree that Pinacor will not provide the Additional Benefits hereunder until Executive signs and returns the "Non-Revocation" form attached hereto as EXHIBIT C.

     Executive's separation from employment with Pinacor will be effective as of June 30, 1999 (the "SEPARATION DATE").

     Executive hereby acknowledges receipt of an advanced payment in the amount of Thirty Seven Thousand Four Hundred and Forty-Eight Dollars and 58/100 ($37,448.58), less applicable taxes, on June 15, 1999, $37,154.40 of which is in complete satisfaction of the payment owed to Executive for his unused accrued vacation days as set forth in EXHIBIT A, paragraph 2, and $294.18 of which is a reimbursement for prepaid medical insurance.

     It is expressly understood and agreed that, other than the severance benefits being provided to Executive pursuant to this Agreement, neither MicroAge, Pinacor, nor any of their affiliates is otherwise indebted to Executive for any other damages, wages, benefits, or reimbursements.

                                       II.

     In exchange for the promises set forth in PARAGRAPH I above, Executive does hereby forever release, discharge, cancel, waive, and acquit, for himself and for his marital community, heirs, executors, administrators and assigns, MicroAge, Pinacor, and any and all of their affiliates, subsidiaries, corporate parents, agents, officers, owners, employees, attorneys, successors and assigns, of and from any and all rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liability of any nature whatsoever which Executive has, had or may hereafter have against them or any of them, arising out of, or by reason of any cause, matter, or thing whatsoever existing as of the date of execution of this Agreement, WHETHER KNOWN TO THE PARTIES AT THE TIME OF EXECUTION OF THIS AGREEMENT OR NOT. This FULL WAIVER OF ALL CLAIMS includes, without limitation, attorney's fees, any claims, demands, or causes of action arising out of, or relating in any manner whatsoever to, the employment and/or termination of the employment of Executive, such as, BUT NOT LIMITED TO, any charge, claim, lawsuit or other proceeding arising under the Civil Rights Act of 1866, 1964, Title VII as amended by the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act (ADEA), the Labor Management Relations Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the Fair Labor Standards Act, the Arizona Civil Rights Act, Workman's Compensation Claims, or any other federal, state, or local statute. Executive further covenants and agrees not to institute, nor cause to be instituted, any legal proceeding, including filing any claim or complaint with any government agency alleging any violations of law or public policy, against MicroAge, Pinacor, and/or any and all of their affiliates, subsidiaries, corporate parents, agents, officers, owners, employees, successors and assigns premised upon any legal theory or claim whatsoever, including without limitation, contract, tort, wrongful discharge, personal injury, interference with contract, defamation, negligence, infliction of emotional distress, fraud, or deceit, except to enforce the terms of this Agreement.

                                      III.

     The parties and their respective attorneys agree to hold in strict confidence the terms and conditions of this Agreement. The parties covenant and agree that neither they nor their attorneys will, either directly or through any other person, agent or representative, discuss publicly or privately the nature or content of this Agreement with any non-party to this Agreement, except as to either party's accountants, any state tax department or the federal Internal Revenue Service, or any other state or federal official in response to a legitimate inquiry.

                                       IV.

     Executive, by his execution of this Agreement, avows that the following statements are true:

     A. That he has been given the opportunity and has in fact read this entire Agreement, that it is in plain language, and has had all questions regarding its meaning answered to his satisfaction;

     B. That he has been advised to seek independent advice and/or counsel of his choosing and that he has been given the full opportunity to seek such advice and/or counsel;

     C. That he fully understands the contents of this Agreement and understands that it is a FULL WAIVER OF ALL CLAIMS, including arbitration claims and awards, against Executive, including any rights under the ADEA and as to ADEA claims is not a waiver of future claims;

     D. That this FULL WAIVER OF ALL CLAIMS is given in return for valuable consideration, as provided under the terms of this Agreement;

     E. That he enters into this Agreement knowingly and voluntarily in exchange for the promises referenced in this Agreement and that no other representations have been made to him to induce or influence his execution of this Agreement. Executive has been given at least twenty-one (21) days within which to consider this Agreement before signing and seven (7) days following his execution of the Agreement to revoke this Agreement. The Agreement shall not become effective or enforceable until the foregoing revocation period has expired and Executive has signed and returned the "Non-Revocation" form attached hereto as EXHIBIT C; and

     F. That he  understands  his  continuing  obligations  under the Employment
Agreement, including but not limited to his obligations (a) to maintain the confidentiality of Confidential Information (ss. 5.1 of the Employment Agreement), and (b) not to compete with Pinacor or its affiliates for a twenty-four month period (ss. 5.9 of the Employment Agreement). Without limiting the generality of Executive's non-competition obligations, during the Non-Competition Period (as defined in Section 5.9(a) of the Employment Agreement) Executive agrees that Executive will not, either within or outside of the Business Territory (as defined in Section 5.9(a) of the Employment
Agreement), act as an agent, representative, consultant, officer, director, member, independent contractor, or employee of Arrow Electronics, Inc.; Avnet, Inc.; Cambridge Research Associates, Inc.; CHS Electronics, Inc.; Compaq
Computer Corporation; CompuCom Systems, Inc.; CompUSA, Inc.; En Pointe Technologies, Inc.; Entex Information Services; GE Capital; Ikon Office Solutions, Inc.; Inacom Corp; Ingram Micro, Inc.; Merisel, Inc.; Pomeroy Computer Resources, Inc.; Sarcom; Tech Data Corporation; Xerox Connect; or any Affiliates or successors of the foregoing.

                                       V.

     The parties confirm their continuing obligations under Section 5.10 of the Employment Agreement, which provides as follows:

     During the term of this Agreement, the Non-Competition Period, the Employee Non- Solicitation Period, and the Customer Non-Solicitation Period, neither the Executive nor the Company will disparage the other, and neither will disclose to any third party the conditions of Executive's employment with the Company, except as may be required (i) pursuant to applicable law or regulations, including the rules and regulations of the Securities and Exchange Commission, (ii) to effectuate the provisions of employee plans or programs and insurance policies, or (iii) as may be otherwise contemplated herein or unless such information becomes publicly available without fault of the party making such disclosure.

                                       VI.

     This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Arizona, and no action involving this Agreement may be brought except in the Superior Court for the State of Arizona or the Federal District Court for the District of Arizona.

                                      VII.

     If any provision of this Agreement or the application thereof is held to be invalid, void, or unenforceable for whatever reason, the remaining provisions not so declared shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.

                                      VIII.

     This Agreement constitutes the sole and entire Agreement between the parties hereto, and supersedes any and all understandings and agreements made prior hereto, other than the Employment Agreement. There are no collateral understandings, representations, or agreements other than those contained herein or in the Employment Agreement. It is understood and agreed that the execution of this Agreement by MicroAge and Pinacor is not an admission of liability on their parts to Executive, but is an agreement to put to rest any claim of any kind whatsoever relating to the employment relationship or otherwise, except that the parties may enforce their respective rights under the Employment Agreement to the extent they are not inconsistent with this Agreement.

     IN WITNESS WHEREOF, the undersigned parties have signed this Agreement on the date indicated herein.



                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                CAUTION! THIS IS A RELEASE! READ BEFORE SIGNING!

MICROAGE, INC.                         PINACOR, INC.



By: /s/ JEFFREY D. MCKEEVER            By: /s/ JAMES G. MANTON
    --------------------------             ----------------------
    Its: Chairman of the Board and         Its: President
         Chief Executive Officer

Date: June 24, 1999                    Date: June 24, 1999


Robert G. O'Malley

/s/ ROBERT G. O'MALLEY
-------------------------

Date: June 24, 1999

                                  VERIFICATION

STATE OF ARIZONA                  )
                                  ) ss.
County of Maricopa                )


          On this 24th day of June, 1999, before me, the undersigned Notary Public, personally appeared Robert G. O'Malley, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purpose therein contained.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                       /s/ MATTHEW P. FEENEY
                                       ------------------------
                                       Notary Public

My Commission Expires October 31, 1999

                                    EXHIBIT A

                               SEVERANCE BENEFITS

     1. SALARY PAYMENTS. In consideration of the benefits paid to Executive pursuant to this Agreement, and notwithstanding anything contained in Section 4.3(f) of the Employment Agreement to the contrary, Executive hereby waives his right to receive payments under Section 4.3(f) of the Employment Agreement. This
Section 1 shall be deemed to be an amendment to the Employment Agreement.

     2. ACCRUED VACATION DAYS. As of May 31, 1999, Executive will have 240 hours of unused accrued hours, or 30 days (the "ACCRUED VACATION DAYS"). Pinacor will reimburse Executive for such unused accrued vacation days in an amount equal to Executive's current annual base salary less his 1999 MEP waiver ($322,000) multiplied by a fraction, the numerator of which is the number of unused accrued vacation days (30), and the denominator of which is 260. On the Separation Date, Pinacor will pay Executive Thirty Seven Thousand One Hundred Fifty-Four Dollars and 40/100 ($37,154.40) for these accrued unused vacation days.

     3.  REIMBURSABLE  EXPENSES.  Pinacor  will,  in  accordance  with  standard policies,  reimburse  Executive  for all  reasonable  travel and other  expenses incurred by Executive prior to the Separation Date and submitted for reimbursement on or before July 15, 1999.

     4. MEDICAL AND DENTAL PLANS. In consideration of the benefits paid to Executive pursuant to this Agreement, and notwithstanding anything contained in
Section 4.3(g) of the Employment Agreement to the contrary, Executive hereby waives his right to receive medical, dental or other benefits under Section 4.3(g) of the Employment Agreement. As of the Separation Date, Pinacor will cease making contributions to the monthly premiums it made while Executive was an active Pinacor associate. Executive will be entitled to 18 months of COBRA coverage (through December 31, 2000) (the "COBRA PERIOD"). Executive will be required to pay the full COBRA premium in order to continue medical and/or dental benefits during the COBRA Period.

     Any questions regarding COBRA coverage should be directed to Linda Koch at 366-3014. This Section 4 shall be deemed to be an amendment to the Employment Agreement.

     5. 401(K) PLAN AND SUPPLEMENTAL SAVINGS PLAN. Executive participates in the Pinacor Retirement Savings Plan (the "401(K) PLAN") and the Pinacor Executive Supplemental Savings Plan (the "SUPPLEMENTAL SAVINGS PLAN"). Executive has received information regarding his options under the 401(k) Plan. Any questions regarding the 401(k) Plan should be directed to Patricia Vincent at 366-2287. As of the Separation Date, no additional contributions will be made to the 401(k) Plan or the Supplemental Savings Plan. Pursuant to the Participation Agreement dated September 15, 1997, Executive's account balance under the Supplemental Savings Plan will be distributed to him in a lump sum payment within a reasonable time after the Separation Date.

     6. SPLIT-DOLLAR INSURANCE AGREEMENT. Executive and MicroAge entered into two Split- Dollar Insurance Agreements, dated as of September 1, 1995 and January 27, 1997 (the "SPLIT- DOLLAR AGREEMENTS"). Attached as EXHIBIT D are the amendments to the Split-Dollar Agreements assigning such agreements from MicroAge to Pinacor as of the Separation Date. Pinacor has paid the premium payments on both Policies (as such term is defined in each Split-Dollar Agreement) through August 24, 1999. On the Separation Date, Pinacor will transfer the Policies to Executive and will release Executive from any and all obligations to reimburse Pinacor for premiums paid on the Policies. After August 24, 1999, Executive will be responsible for maintaining the Policies to the extent Executive elects to do so. Pinacor and Executive will enter into amendments to the Split-Dollar Agreements to effectuate the terms of this
Section 6.

     7. DISABILITY INSURANCE. Executive currently has disability insurance pursuant to separate policies: (1) the UNUM Group Disability Policy (the "GROUP POLICY") and (2) two UNUM Individual Disability Policies (the "INDIVIDUAL POLICIES"). The Group Policy will terminate as of the Separation Date. Pinacor will cause the Individual Policies to remain in full force and effect until September 30, 1999. After September 30, 1999, Executive will be responsible for the full premium payments if Executive wishes to continue coverage under the Individual Policies. If Executive elects to continue coverage under the Individual Polices, Executive should contact Ellen Steele-Allare (955-7370) on or before September 1, 1999.

     8. STOCK OPTIONS. During Executive's employment Executive was granted the following stock options:

          A. Pursuant to a Letter Award, dated May 15, 1995 (the "LETTER AWARD"), under the MicroAge, Inc. 1994 Long-Term Incentive Plan, Executive was granted the option to purchase a total of 15,000 shares of MicroAge common stock, par value $.01 per share ("COMMON STOCK"), at an exercise price of $11.13 per share. Pursuant to the terms of the Letter Award, on or before the Separation Date, Executive is entitled to purchase up to 9,000 shares of Common Stock at an exercise price of $11.13 per share. In accordance with the terms of the Letter Award, all options thereunder will terminate on the Separation Date.

          B. Pursuant to the 1994 Stock Option Plan Grant Letter, dated as of December 13, 1995 (the "1994 GRANT LETTER"), Executive was granted the option to purchase a total of 15,000 shares of Common Stock at an exercise price of $8.75 per share. Pursuant to the terms of the 1994 Grant Letter, on or before the Separation Date, Executive is entitled to purchase up to 6,000 shares of Common Stock at an exercise price of $8.75 per share. In accordance with the terms of the 1994 Grant Letter, all options thereunder will terminate on the Separation Date.

          C. Pursuant to the MicroAge, Inc. Long-Term Incentive Plan Incentive Stock Option Award, dated March 14, 1996 (the "1996 LETTER"), Executive was granted the option to purchase 50,000 shares of Common Stock at an exercise price of $9.25 per share.

     Pursuant to the terms of the 1996 Letter, on or before the Separation Date, Executive is entitled to purchase up to 30,000 shares of Common Stock at an exercise price of $9.25 per share. In accordance with the terms of the 1996 Letter, all options thereunder will terminate on the Separation Date.

          D. Pursuant to the 1994 Long-Term Incentive Plan Incentive Stock Option Award (the "1994 INCENTIVE AWARD"), on December 4, 1996 Executive was granted the option to purchase a total of 20,000 shares of Common Stock at an exercise price of $24.00 per share. Pursuant to the terms of the 1994 Incentive Plan, on or before the Separation Date, Executive is entitled to purchase up to 8,000 shares of Common Stock at an exercise price of $24.00 per share. In accordance with the terms of the 1994 Incentive Award, all options thereunder will terminate on the Separation Date.

          E. Pursuant to the 1997 Long Term Incentive Plan Incentive Stock Option Award, dated April 10, 1998 (the "1998 LETTER"), Executive was granted the option to purchase a total of 10,000 shares of Common Stock at an exercise price of $14.375 per share. Pursuant to the terms of the 1998 Letter, on or before the Separation Date, Executive is entitled to purchase up to 2,000 shares of Common Stock at an exercise price of $14.375 per share, subject to certain stock price hurdles. In accordance with the terms of the 1998 Letter, all options thereunder will terminate on the Separation Date.

          F. Pursuant to the 1997 Long-Term Incentive Plan Incentive Stock Option Award, dated January 28, 1999 (the "1999 LETTER"), Executive was granted the option to purchase 10,000 shares of Common Stock at an exercise price of $16.56 per share. As of the Separation Date, Executive is not entitled to exercise any of the options under the 1999 Letter. In accordance with the terms of the 1999 Letter, all options thereunder will terminate on the Separation Date.


     9. MANAGEMENT EQUITY PROGRAMS.

          A. Pursuant to the 1997 Management Equity Program Award Agreement, dated October 11, 1996, and amended January 28, 1999 (the "1997 MEP AGREEMENT"), Executive received 135,035 options as a result of his election to restructure his compensation package by reducing his fiscal year 1997, 1998, and 1999 compensation. As of the Separation Date, Executive will not have any vested options. In accordance with the terms of the 1997 MEP Agreement, following the Separation Date, Executive's options will continue to vest under the vesting schedule set forth on EXHIBIT E.

          B. Pursuant to the 1999 Management Equity Program Award Agreement dated April 22, 1999 (the "1999 MEP AGREEMENT"), Executive received 32,681 options as a result of his election to waive a portion of his salary during the period from May 1, 1999 through May 1, 2000. In accordance with the terms of the 1999 MEP Agreement, on the Separation Date, Executive will have 5,447 options. Following the Separation Date, Executive's options will continue to vest under the vesting schedule set forth on EXHIBIT E.

     10. ASSOCIATE STOCK PURCHASE PLAN. On June 30, 1999, Executive's balance in the Associate Stock Purchase Plan (the "ASSP") will be invested in MicroAge common stock pursuant to the terms of such plan. Any questions regarding the ASSP should be directed to Patricia Vincent at 366-2287.

     11. EXTENSION OF OPTIONS. Pursuant to a written consent dated as of June 16, 1999, the Compensation Committee extended the exercise period of all options granted in Section 8, paragraphs A-F above, for six (6) months after the Separation Date.

     12. PRODUCT PURCHASE BENEFITS. Executive may purchase the palm top, personal computer and docking station Executive has been using during his employment with Pinacor at a price equal to their depreciated book values. If Executive elects to purchase such items, Executive will contact Jeff McKeever.

     13. CELLULAR PHONE. Executive may retain the cellular phone he was using during his employment with Pinacor. As of the Separation Date, Pinacor will transfer the cellular phone and the related account to Executive and Executive will be responsible for maintaining such account.

     14. EMPLOYMENT REFERENCE. Pinacor agrees to provide a reference and reason for Executive's separation that is consistent with a statement that will be mutually agreed to by Pinacor and Executive.

                                    EXHIBIT B

                                  June 30, 1999

To the Board of Directors of each of the corporations attached hereto as EXHIBIT
A:

     I hereby resign my positions as a director and officer of each of the corporations attached hereto as EXHIBIT A, effective as of June 30, 1999.

                                       Sincerely,

                                       Robert G. O'Malley

                                    EXHIBIT A

COMPANY                                     POSITION
-------                                     --------
Complete Distribution, Inc.                 Director and Chief Executive Officer

ConnectWorks, Inc.                          Director and Chief Executive Officer

Contract PC, Inc.                           Director and Chief Executive Officer

MicroRetailing, Inc.                        Director and Chief Executive Officer

Pinacor, Inc.                               Director and Chief Executive Officer

Pinacor Logistics Services, Inc.            Director and Chief Executive Officer

                                    EXHIBIT C

                                 NON-REVOCATION

                        AS OF THE DATE SHOWN ON THIS FORM

     By signing below, I hereby verify that I have chosen not to revoke my agreement to, and execution of, the Agreement and General Release. My signature confirms my renewed agreement to the terms of that Agreement, including the release and waiver of any and all claims relating to my employment with the Employer and its successors, assigns, and affiliated companies, and/or the termination of that employment

/S/ ROBERT G. O'MALLEY                           JULY 9, 1999
---------------------------------------          -------------
Robert G. O'Malley*                              Date


*Do not sign, date, or return this document until eight (8) days after you sign the Agreement and General Release. The signed and dated document should be returned to Matthew P. Feeney, Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004.

                                  VERIFICATION

STATE OF ARIZONA                    )
                                    ) ss.
County of Maricopa                  )

     On this ____ day of _____________, 1999, before me, the undersigned Notary Public, personally appeared Robert G. O'Malley, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purpose therein contained.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        ----------------------------------------
                                        Notary Public

My Commission Expires -----------------

                                    EXHIBIT D

                             FIRST AMENDMENT TO THE

                      1995 SPLIT-DOLLAR INSURANCE AGREEMENT

                                 BY AND BETWEEN

                      MICROAGE, INC. AND ROBERT G. O'MALLEY

     This First Amendment to the 1995 Split-Dollar Insurance Agreement by and between MICROAGE, INC., a Delaware corporation (hereinafter referred to as "MicroAge"), PINACOR, INC., a Delaware corporation (hereinafter referred to as "Pinacor"), and ROBERT G. O'MALLEY (hereinafter referred to as "Insured") is effective as of the 30th day of June, 1999.

                                    RECITALS

     WHEREAS, MicroAge and Insured entered into a Split-Dollar Insurance Agreement dated September 1, 1995 (hereinafter referred to as "Agreement") and a Collateral Assignment Form dated September 1, 1995 (hereinafter referred to as "CAF");

     WHEREAS, the Agreement pertains to a policy of insurance on the life of Insured issued by The Northwestern Mutual Life Insurance Company (hereinafter referred to as "Insurer"), in the face amount of Seven Hundred Fifty Thousand Dollars ($750,000), with policy number 13453221 (hereinafter referred as "Policy"), as identified on Schedule A to the Agreement;

     WHEREAS, MicroAge was required to pay certain premiums due on the Policy pursuant to Article II of the Agreement, and Insured was deemed the owner of the Policy;

     WHEREAS, pursuant to the Agreement and the CAF, Insured assigned to MicroAge a security interest in the Policy for the repayment of the premiums paid by MicroAge to Insurer;

     WHEREAS, pursuant to the Agreement MicroAge and Insured agreed to divide the proceeds of the Policy into two parts in the event of the death of Insured, with MicroAge receiving an amount equal to MicroAge's security interest in the Policy, and Insured's designated beneficiary receiving the balance of the death benefit;

     WHEREAS, Pinacor is a subsidiary of MicroAge, and both Pinacor and MicroAge desire that MicroAge's interest and obligations under the Agreement be assigned to Pinacor, and Insured agrees to such assignment;

     The parties, therefore, in consideration of the mutual promises contained herein, hereby agree as follows:

                                   AGREEMENTS

     1. ASSIGNMENT BY MICROAGE. MicroAge hereby assigns to Pinacor any and all of its right, title, and interest in the Policy, any and all of its interest acquired under the CAF, and any and all of its duties and obligations under the Agreement.

     2. ASSUMPTION BY PINACOR. Pinacor hereby assumes any and all of MicroAge's right, title and interest in the Policy, and any and all of MicroAge's duties and obligations under the Agreement, including but not limited to the obligation to pay the premiums due on the Policy, and agrees to perform the Agreement in the same manner and to the same extent that MicroAge would be required to perform if no such assignment had taken place.

     3. INDEMNIFICATION BY PINACOR. Pinacor agrees to defend, indemnify and hold MicroAge harmless from and against any claims, losses or liability which arise from the Agreement or this First Amendment to the Split-Dollar Insurance Agreement (hereinafter referred to as "Amendment"), or from Pinacor's exercise of its duties and responsibilities under the Agreement or the Amendment, including but not limited to claims of Insured, or losses or liability resulting therefrom. Pinacor also agrees to pay or reimburse MicroAge for any and all costs, damages or losses including without limitation any out-of-pocket expenses and reasonable attorneys' fees incurred in the investigation or defense of any such claims.

     4. CONSENT OF INSURED. Insured hereby consents to the assignment by MicroAge and the assumption by Pinacor of any and all of MicroAge's right, title and interest in the Policy, and any and all duties and obligations arising from the Agreement.

     5. RELEASE BY INSURED. Insured releases, on behalf of himself and his heirs, executors, administrators and assigns, any and all claims of any nature whatsoever against MicroAge and its affiliates, agents, officers, owners, directors, employees, insurers and assigns, arising out of or related in any manner whatsoever to the Policy, the Agreement, the Amendment, and/or the CAF, and MicroAge's acts or omissions in connection therewith. The foregoing release does not extend to or include Pinacor.

     6. COLLATERAL ASSIGNMENT FORM. Insured agrees to execute and deliver to Pinacor and Insurer a Collateral Assignment Form in connection with the execution of this Amendment, establishing Pinacor as the direct beneficiary of the Policy in an amount equal to the total amount of premiums paid to Insurer on the Policy, whether paid by Pinacor or MicroAge.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the ___ day of June, 1999.

                                        MICROAGE, INC., a Delaware Corporation

                                        By
                                          --------------------------------------

                                        Its
                                           -------------------------------------


                                        PINACOR, INC., a Delaware Corporation

                                        By
                                          --------------------------------------

                                        Its
                                           -------------------------------------

                                        By
                                          --------------------------------------
                                           ROBERT G. O'MALLEY

                             FIRST AMENDMENT TO THE

                      1997 SPLIT-DOLLAR INSURANCE AGREEMENT

                                 BY AND BETWEEN

                      MICROAGE, INC. AND ROBERT G. O'MALLEY

     This First Amendment to the 1997 Split-Dollar Insurance Agreement by and between MICROAGE, INC., a Delaware corporation (hereinafter referred to as "MicroAge"), PINACOR, INC., a Delaware corporation (hereinafter referred to as "Pinacor"), and ROBERT G. O'MALLEY (hereinafter referred to as "Insured") is effective as of the 30th day of June, 1999.

                                    RECITALS

     WHEREAS, MicroAge and Insured entered into a Split-Dollar Insurance Agreement dated January 27, 1997 (hereinafter referred to as "Agreement") and a Collateral Assignment Form dated January 27, 1997 (hereinafter referred to as "CAF");

     WHEREAS, the Agreement pertains to a policy of insurance on the life of Insured issued by The Northwestern Mutual Life Insurance Company (hereinafter referred to as "Insurer"), in the face amount of Two Hundred Fifty Thousand Dollars ($250,000), with policy number 14016898 (hereinafter referred as "Policy"), as identified on Schedule A to the Agreement;

     WHEREAS, MicroAge was required to pay certain premiums due on the Policy pursuant to Article II of the Agreement, and Insured was deemed the owner of the Policy;

     WHEREAS, pursuant to the Agreement and the CAF, Insured assigned to MicroAge a security interest in the Policy for the repayment of the premiums paid by MicroAge to Insurer;

     WHEREAS, pursuant to the Agreement MicroAge and Insured agreed to divide the proceeds of the Policy into two parts in the event of the death of Insured, with MicroAge receiving an amount equal to MicroAge's security interest in the Policy, and Insured's designated beneficiary receiving the balance of the death benefit;

     WHEREAS, Pinacor is a subsidiary of MicroAge, and both Pinacor and MicroAge desire that MicroAge's interest and obligations under the Agreement be assigned to Pinacor, and Insured agrees to such assignment;

     The parties, therefore, in consideration of the mutual promises contained herein, hereby agree as follows:

                                   AGREEMENTS

     1. ASSIGNMENT BY MICROAGE. MicroAge hereby assigns to Pinacor any and all of its right, title, and interest in the Policy, any and all of its interest acquired under the CAF, and any and all of its duties and obligations under the Agreement.

     2. ASSUMPTION BY PINACOR. Pinacor hereby assumes any and all of MicroAge's right, title and interest in the Policy, and any and all of MicroAge's duties and obligations under the Agreement, including but not limited to the obligation to pay the premiums due on the Policy, and agrees to perform the Agreement in the same manner and to the same extent that MicroAge would be required to perform if no such assignment had taken place.

     3. INDEMNIFICATION BY PINACOR. Pinacor agrees to defend, indemnify and hold MicroAge harmless from and against any claims, losses or liability which arise from the Agreement or this First Amendment to the Split-Dollar Insurance Agreement (hereinafter referred to as "Amendment"), or from Pinacor's exercise of its duties and responsibilities under the Agreement or the Amendment, including but not limited to claims of Insured, or losses or liability resulting therefrom. Pinacor also agrees to pay or reimburse MicroAge for any and all costs, damages or losses including without limitation any out-of-pocket expenses and reasonable attorneys' fees incurred in the investigation or defense of any such claims.

     4. CONSENT OF INSURED. Insured hereby consents to the assignment by MicroAge and the assumption by Pinacor of any and all of MicroAge's right, title and interest in the Policy, and any and all duties and obligations arising from the Agreement.

     5. RELEASE BY INSURED. Insured releases, on behalf of himself and his heirs, executors, administrators and assigns, any and all claims of any nature whatsoever against MicroAge and its affiliates, agents, officers, owners, directors, employees, insurers and assigns, arising out of or related in any manner whatsoever to the Policy, the Agreement, the Amendment, and/or the CAF, and MicroAge's acts or omissions in connection therewith. The foregoing release does not extend to or include Pinacor.

     6. COLLATERAL ASSIGNMENT FORM. Insured agrees to execute and deliver to Pinacor and Insurer a Collateral Assignment Form in connection with the execution of this Amendment, establishing Pinacor as the direct beneficiary of the Policy in an amount equal to the total amount of premiums paid to Insurer on the Policy, whether paid by Pinacor or MicroAge.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the ___ day of June, 1999. MICROAGE, INC., a Delaware Corporation

                                        MICROAGE, INC., a Delaware Corporation

                                        By
                                          --------------------------------------

                                        Its
                                           -------------------------------------


                                        PINACOR, INC., a Delaware Corporation

                                        By
                                          --------------------------------------

                                        Its
                                           -------------------------------------

                                        By
                                          --------------------------------------
                                           ROBERT G. O'MALLEY

                                    EXHIBIT E

                       1997 MEP AGREEMENT VESTING SCHEDULE

                                1/3              1/3               1/3
                                ---              ---               ---
November 1, 1999               14,563

October 30, 2000               14,563           14,563

October 29, 2001               14,562           14,563            15,887

November 4, 2002                                14,562            15,886

November 3, 2003                                                  15,886
                               ------           ------            ------
                               43,688           43,688            47,659

                                                TOTAL            135,035

                       1999 MEP AGREEMENT VESTING SCHEDULE

                                1/3
                                ---
May 1, 2000                    1,816

May 1, 2001                    1,816

May 1, 2002                    1,815
                               -----
                               5,447

                                       E-1